AMENDED AND RESTATED

                            TRANSFER AGENT AGREEMENT

     This Amended and Restated Transfer Agent Agreement made this 17th day of May, 1995, to be effective as of January 1, 1995, by and between Armstrong
Associates, Inc., a Texas corporation (the "Fund"), which is an open-end investment company, and Portfolios, Inc., a Texas corporation (the "Transfer Agent").

WITNESSETH THAT:

WHEREAS, pursuant to a previously executed Transfer Agent Agreement dated effective January 1, 1995 (the "Original Agreement"), the Transfer Agent has agreed to act as Transfer, Redemption and Dividend Disbursing Agent for the Fund and the Transfer Agent also has agreed to act for the Fund in other respects as stated in the Original Agreement; and

WHEREAS, the parties wish to enter into this Amended and Restated Transfer Agent Agreement to set forth the understanding between the parties and supersede the Original Agreement in all respects; and

WHEREAS, pursuant to a separate agreement the Fund has appointed a bank acceptable to the Transfer Agent as primary Custodian of the securities, cash and other assets of the Fund, hereinafter referred to as the Custodian Bank, and may with the agreement of the Transfer Agent appoint one or more subcustodians;

NOW, THERFORE, in consideration of the promises and mutual covenants contained herein, the Original Agreement is amended and restated to read in its entirety as follows:

Section 1.
----------

The Fund hereby appoints the Transfer Agent as its Transfer, Registrar, Redemption Agent and Dividend Disbursing Agent and the Transfer Agent accepts such appointments and agrees to act in such capacities upon the terms set forth in this Agreement.

The Transfer Agent agrees to comply with all relevant provisions of the Investment Company Act Of 1940 (the "Act"), the Internal Revenue Code, other applicable laws and all applicable rules and regulations thereunder.

The Fund shall furnish to the Transfer Agent a sufficient supply of blank Share Certificates and from time to time will renew such supply upon the request of the Transfer Agent. Such blank Share certificates shall be signed manually or by facsimile signatures of officers of the Fund authorized by law or the by-laws of the Fund to sign Share Certificates and, if required, shall bear the Fund's seal or facsimile thereof.

Section 2.
----------

The Transfer Agent shall make original issues of Shares in accordance with Sections 12 and 13 below and with the Fund's then currently effective Prospectus upon being furnished with (I) a certified copy of a resolution or resolutions of the Board of Directors of the Fund authorizing such issue and (ii) necessary funds for the payment of any original issue tax applicable to such additional Shares. If requested, a copy of the opinion of counsel as to the validity of such additional Shares shall be furnished to the Transfer Agent upon the Fund's filing of its Rule 24f-2 Notice under the Act with the Securities and Exchange Commission.

Section 3.
----------

Transfers  of Shares  shall be  registered  and,  subject to the  provisions  of
Section 9, new Share Certificates issued by the Transfer Agent upon surrender of outstanding Share Certificates, if any, (I) in form deemed by the Transfer Agent to be properly endorsed for transfer, (ii) with all necessary endorsers' signatures guaranteed by a member firm of a national securities exchange, the NASD, or a commercial bank, except when the requirement of a signature guarantee is waived in accordance with the Fund's then current Prospectus or SAI or when otherwise authorized by the Fund pursuant to Written Instructions (as defined in
Section 33 below), accompanied by (iii) such assurances as the Transfer Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement, and (iv) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes. The Transfer Agent shall retain all shareholder applications and shall compare the signature(s) on written redemption requests with the signature on the shareholder applications as may be necessary in the opinion of the Transfer Agent, provided that the Transfer Agent shall be liable for any loss due to forgery or improper signature of any kind resulting from the negligence of the Transfer Agent in making or failing to make such comparison.

Section 4.
----------

When mail is used for delivery of Share Certificates the Transfer Agent shall forward Share Certificates in "non-negotiable" form by first-class mail, and Share Certificates in "negotiable" form by registered mail, return receipt requested, all mail deliveries to be covered while in transit to the addressee by insurance arranged for by the Transfer Agent.

Section 5.
----------

In registering transfers of Shares the Transfer Agent may rely upon the Uniform Commercial Code or any other statutes which in the opinion of counsel protect the Transfer Agent and the Fund in not requiring complete documentation (subject to compliance with procedures set forth in the Fund's then current Prospectus and/or (SAI), in registering transfer without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration where in its judgment an adverse claim requires such refusal.

Section 6.
----------

The Transfer Agent may issue new Share Certificates in place of Share Certificates represented to have been lost, destroyed or stolen, upon receiving indemnity satisfactory to the Transfer Agent and the Fund any may issue new Share Certificates in exchange for, and upon surrender of, mutilated Share Certificates.

Section 7.
----------

In case any officer of the Fund who shall have signed manually or whose facsimile signature shall have been affixed to blank Share Certificates shall die, resign or be removed prior to the issuance of such Share Certificates, the Transfer Agent may issue or register such Share Certificates as the Share Certificates of the Fund notwithstanding such death, resignation or removal until otherwise directed by the Fund; and the Fund shall file promptly with the Transfer Agent such approval, adoption or ratification as may be required by law.

Section 8.
----------

The Transfer Agent will maintain mutual fund account records in the usual form in which, among other details, it will note the issuance, transfer and redemption of Shares, whether certificated or not. Whenever a Shareholder deposits Shares represented by Share Certificates in an account, the Transfer Agent upon receipt of the Share Certificates registered in the name of the Shareholder (or if not so registered, in proper form for transfer), shall cancel such Share Certificates and make appropriate entries in its stock transfer records. The Transfer Agent will keep account records, part of which shall be the stock transfer records, in which it will note the names and registered addresses of Shareholders and the number of Shares and fractions owned by them, whether or not Share Certificates are outstanding.

Section 9.
----------

The Transfer Agent shall issue Share Certificates for Shares only upon receipt of a written request from a Shareholder. In all other cases, the Transfer Agent shall dispense with the issuance and countersignature of Share Certificates whenever Shares are purchased. The Transfer Agent shall process purchase and redemption transactions by making appropriate entries in the Fund's account records.

Section 10.
-----------

The Transfer Agent shall, in addition to the duties and functions above-mentioned, perform the usual duties and functions of a stock Transfer Agent for a corporation. It shall countersign for issuance or re-issuance Share Certificates representing original issue or reissued treasury Shares as directed by the Written Instructions of the Fund and shall transfer Share Certificates registered in the name of Shareholders from one Shareholder to another in the usual manner. The Transfer Agent may rely conclusively and act without further investigation upon any list, instruction, certification, authorization, Share Certificate or other instrument or paper reasonably believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned, or executed by duly authorized person or persons, or upon the instructions of any duly authorized officer of the Fund, or upon the advice of counsel for the Fund or for the Transfer Agent. The Transfer Agent may record any transfer of Share Certificates which is reasonably believed by it in good faith to have been duly authorized or may refuse to record any transfer of Share Certificates if in good faith the Transfer Agent deems such refusal necessary to avoid any liability on the part of either the Fund or the Transfer Agent; provided, however, that the Transfer Agent shall promptly notify the Fund of any such refusal to record any transfer and shall act in accordance with the Fund's Written Instructions, if any. The Fund agrees to indemnify and hold harmless the Transfer Agent from and against any and all losses, costs, claims, and liability which it may suffer or incur by reason of so relying or acting or refusing to act.

Section 11.
-----------

In case of any request or demand for the inspection of the share records of the Fund, the Transfer Agent shall endeavor to notify the Fund and to secure instructions as to permitting or refusing such inspection. However, the Transfer Agent may (after giving written notice to the Fund) exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure so to do, unless indemnified against such liability by the Fund.

                               ISSUANCE OF SHARES

Section 12.
-----------

For the purposes of this Section, the Fund hereby instructs the Transfer Agent to consider Shareholder payments as available for investment in accordance with the policies and procedures set forth in the Fund's then current Prospectus and SAI. Immediately after the time or times and on each day on which the Fund's then Current Prospectus or SAI states that its net asset value per share shall be determined, the Transfer Agent shall obtain from the Fund or its designated agent a quotation of the net asset value per share determined as of such time on such day. The Transfer Agent reserves the right to charge the Fund its reasonable costs of making corrections to shareholder records if it is later determined that the Fund supplied an inaccurate net asset value.

The Transfer Agent shall, on the same business day on which any order for the purchase of Shares is received and utilizing the net asset value per share next determined after the receipt of such order, determine the amount to be invested and the number of Shares and fractional Shares (rounded to three decimal places) to be purchased. The Transfer Agent shall thereupon as agent for the Shareholders place a purchase order with the Fund for the proper number of Shares and fractional Shares to be purchased and confirm such number to the Fund in writing. The Transfer Agent shall total the amount available for investment in Shares at the net asset value determined by the Fund or its designated agent at each Fund pricing time.

The Transfer Agent shall pay over to the Custodian Bank the net asset value of Shares and fractional Shares purchased immediately upon receipt of the consideration therefor. In the event that any check or other order for the payment of money is returned unpaid for any reason, the Transfer Agent shall give prompt notification to the Fund of the non-payment of said check and take such action as the Fund may authorize by Written Instructions.

Any profit on the liquidation of unpaid shares accrues to the Fund. In the event of loss upon the liquidation of unpaid shares the Transfer Agent will charge the purchaser's account for the amount of such loss. If the balance in such account is insufficient to cover the loss the Transfer Agent will assist the Fund in the Fund's efforts to recover any such losses from the purchaser.

Section 13.
-----------

The Transfer Agent, in making the calculations provided for in Section 12, shall rely on its record of available investment funds. The proper number of Shares and fractional Shares shall then be issued daily and credited by the Transfer Agent to the shareholder accounts. The Transfer Agent shall mail to each Shareholder a confirmation of each purchase (if provided for under the provisions of the Shareholder's account) no later than the next business day, with copies to interested parties if requested.

Such confirmation shall among other details show the prior Share balance, the new Share balance, the dollar value, the Shares for which stock Certificates are outstanding (if any), the amount invested and the price paid for the newly-purchased Shares.

The Transfer Agent shall provide the Fund with the total number of shares issued by the Fund each day. In the case any issue of shares would result in over issuance, the Transfer Agent shall notify the Fund.

                                   REDEMPTIONS

Section 14.
-----------

The Transfer Agent shall process all requests from Shareholders to redeem Shares and determine the number of Shares required to be redeemed to make monthly payments, automatic payments or the like and advise the Fund, on the same business day that the request for redemption was received, of the total number of Shares and fractional Shares (rounded to three decimal places) to be redeemed. Notwithstanding the foregoing, if a redemption request is for a dollar value of Shares in excess of the dollar value of Shares in the specified account or is not in accordance with the requirements of the Prospectus and/or SAI, the Transfer Agent shall not effect such redemption in whole or in part, and shall immediately advise both the Fund and the Shareholder of such discrepancy. The
Fund or its designated agent shall then quote to the Transfer Agent the applicable net asset value; whereupon the Transfer Agent shall furnish the Fund with an appropriate confirmation of the redemption and process the redemption, at the net asset value per share next computed after receipt of the order for redemption, by filing with the Custodian an appropriate statement and making the proper distribution and application of the redemption proceeds in accordance with the Fund's Prospectus or SAI. The stock registry books recording outstanding Shares and the individual account of the Shareholder shall be properly debited. If provided for under the provisions of the shareholder's account, the Transfer Agent shall mail to each Shareholder a confirmation of each redemption no later than the next business day, with copies to interested persons if requested. Such confirmation shall among other details show the prior Share balance, the new Share balance and total dollar value thereof, the Shares for which stock certificates are outstanding (if any), the amount redeemed and the price received for the redeemed Shares.

Section 15.
-----------

The proceeds of redemption shall be remitted by the Transfer Agent, in each case by draft or other instrument drawn against funds held by the Fund in the
Custodian Bank, in accordance with the Fund's then currently effective Prospectus or SAI as follows:

     a. By check drawn to the order of and mailed to the Shareholder at the address of record not later than the fifth business day after the redemption request is received.

     b. To a person other than the Shareholder or to an address other than the Shareholder's registered address only if instructions are received in writing with signature guaranteed. Plan holders transferring to another Plan are also required to provide the written acceptance of the new custodian.

     c. By other procedures commonly followed by mutual funds and mutually agreed upon by the Fund and the Transfer Agent.

Any change in the registered address will be accepted by the Transfer Agent only if made in writing by the Shareholder, with signature guaranteed, unless a different procedure is agreed to in writing by the Fund and the Transfer Agent.

If required by the Fund's then current Prospectus or SAI, the request and stock certificates, if any, for Shares being redeemed, must have the owner's signature guaranteed by a domestic commercial bank or trust company or a member firm of a national securities exchange or the NASD. If Share Certificates have not been issued to the redeeming Shareholder, the signature of the Shareholder on the redemption request must be similarly guaranteed. If the Fund authorizes the Transfer Agent by Written Instructions to waive the signature Guarantee in certain instances, the Fund hereby provides the Transfer Agent, its successors and assigns, the same protections the Transfer Agent would normally receive from a signature guarantee requirement.

For the purposes of redemption of Shares which have been purchased by check within 15 business days of a receipt of the redemption request for such shares, the Fund shall provide the Transfer Agent, from time to time, with Written Instructions concerning the time within which such requests may be honored. The Transfer Agent has no responsibility to determine if any investment payment will be reversed for any reason and is not responsible in any way for the failure of any investment to be collected.

The authority of the Transfer Agent to perform its responsibilities under Sections 14 and 15 shall be suspended upon the Transfer Agent's receipt of notification of the suspension of the determination of the Fund's net asset value.

                                    DIVIDENDS

Section 16.
-----------

Upon the declaration of each dividend and each capital gains distribution by the Board of Directors of the Fund, the Fund shall notify the Transfer Agent by Written Instructions of the date of such declaration, the amount payable per share, the sources from which such dividend or distribution is made, and, unless such dividend is a regular daily or monthly dividend payable by a money market or other fund, the record date for determining the Shareholders entitled to payment. The ex-date and payment date shall always be the next determination of net asset value after the record date. The Transfer Agent shall withhold such sums as may be required to be withheld under applicable income tax laws, rules and regulations.

Section 17.
-----------

Upon the payment date of a dividend or distribution declared by the Fund's Board of Directors, the Fund will cause the Custodian Bank to transfer to the disbursement account maintained by the Custodian in the name of the Fund the total amount of such dividends or distributions payable in cash to those Shareholders electing to receive such dividends or distributions in cash. The Transfer Agent shall prepare a check in the appropriate amount and mail it not later than the fifth business day after the payment date to such Shareholder at his address of record or to such other address as the Shareholder, may have designated in writing.

With  regard  to  Shareholders   not  electing  to  receive  such  dividends  or
distributions in cash, the Transfer Agent will automatically reinvest all dividends and other such distributions in additional shares at the net asset value per share on payment date. When provided by the provisions of the Shareholder's account, the Transfer Agent will promptly mail to each shareholder at his address of record or such other address as the Shareholder may have designated a statement showing the of full number and fractional shares (rounded to three decimal places) currently owned by the Shareholder and the net asset value of the shares so credited to the Shareholder's account.

The Transfer Agent's dividend statement will meet the applicable requirements of the Act and Rule 19a-1 thereunder for notification as to the source(s) of dividend payment(s). Where further notification detail is required, the Transfer Agent shall prepare and distribute the information necessary as directed by the Fund.

                               GENERAL PROVISIONS

Section 18.
-----------

The Transfer Agent shall provide to the Fund's investors confirmations with each transaction.

Section 19.
-----------

The Transfer Agent shall report daily the sales and redemptions in each state in a manner suitable for state "blue-sky" reporting by the Fund. The Transfer Agent has no further responsibility as to controlling sales of Fund Shares or maintaining the various registrations required under state "blue sky" laws and regulations. If the Fund notifies the Transfer Agent, the Transfer Agent will stop Shares from being sold in all states where the Fund's registration is not current. Maintaining current registration information on-line is the responsibility of the Fund.

Section 20.
-----------

The Transfer Agent shall maintain records (which may be part of the stock transfer records) in connection with the issuance and redemption of Shares and the administration of the Plans and dividend reinvestments, in which will be noted the transactions effected for each Shareholder and the number of Shares and fractional Shares (rounded to three decimal places) owned by each for which no Share Certificates are outstanding. The Transfer Agent shall create and maintain all necessary records in accordance with good custodial practice, including, but not limited, to, records required by Section 31(a) of the Act and
Section 17(A) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The Transfer Agent agrees to make available upon request and to preserve for the periods prescribed in Section 31(a) under the Act and Section 17(A) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder, any records relating to services provided under this Agreement or maintained. by it on behalf of the Fund. All such records shall be the property of the Fund.

The Transfer Agent shall also maintain the following records for each Shareholder's account: name, address, and tax identification number; number of Shares held and specific form of holding, including numbers and denominations of certificates, if any; historical information regarding the account of each Shareholder, including dividends paid, distributions made and date and price for all transactions in a Shareholder's account; any stop or restraining order placed against a Shareholder's account; any dividend reinvestment order, dividend address and correspondence relating to the maintenance of a Shareholder's account; all tax and withholding information relating to a Shareholder's account; information with respect to withholding on foreign accounts.

The Transfer Agent shall maintain records for all accounts opened by entities assigned an institution number ("institution") so that where required the aggregate average daily value of all of an institution's accounts can be determined and a record of such values maintained, and so that duplicate statements for the accounts can be prepared and sent to each institution.

The Transfer Agent represents and warrants that the various procedures and systems which it has implemented with regard to safeguarding from loss and damage attributable to fire, theft, or any other cause of the Fund's blank checks, blank share certificates, records and other data and the Transfer Agent's records, data, equipment, facilities, and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are reasonably required for the secure performance of its obligations hereunder.

Section 21.
-----------

The Transfer Agent shall maintain such records as shall enable the Fund to fulfill in a timely fashion the filing requirements of Form N-SAR or of any successor monthly, quarterly or annual report required by the Act or rules and regulations thereunder to be filed by the Fund. All such records shall be the property of the Fund.

Section 22.
-----------

The  Transfer  Agent  shall  cooperate  with  the  Fund's   independent   public
accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, including but not limited to the opinion included in the Fund's annual or semi-annual reports on Form N-SAR, or of any successor annual report required by the Act or rules thereunder to be filed by the Fund.

Section 23.
-----------

In addition to the services as Transfer Agent as above set forth, the Transfer Agent will perform other services for the Fund as agreed from time to time, including but not limited to, preparation of filing with the Internal Revenue Service and mailing to Shareholders such Federal Tax Information Forms as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, mailing periodic reports of the Fund, preparation of Shareholder lists as necessary, and mailing initial notices of shareholder's meetings, proxies and proxy statements.

The Transfer Agent shall answer telephone calls and correspondence from Shareholders relating to their share accounts. The Transfer Agent shall respond to all inquiries from Shareholders relating to the administration of their accounts within one (1) business day with respect to answers delivered by telephone and within three (3) business days with respect to answers delivered in writing or in any lesser time period as may be required by applicable law.

Copies of all correspondence from Shareholders involving complaints about the management of the Fund, the services provided by or for the Fund, the Transfer Agent or others, or concerning complaints relating to the fund shall be sent immediately to the Fund. Summaries of any similar matters conveyed by a Shareholder by telephone shall be prepared by the Transfer Agent and sent to the Fund within three(3) business days.

Telephone calls and correspondence on other matters will be referred to the Fund.

The Transfer Agent shall keep records of Shareholder substantive telephone calls and correspondence and replies thereto, and of the lapse of time between receipt of such substantive telephone calls and correspondence and the making of replies.

Section 24.
-----------

Nothing contained in this Agreement is intended to or shall require the Transfer Agent in any capacity hereunder to perform any functions or duties on any day identified in the Prospectus and/or SAI on which the Fund is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which the Transfer Agent is open, except when the Transfer Agent is closed to observe a legal emergency when the Fund is open and the Fund has received purchases or redemption requests, such purchases and redemptions shall be priced and executed "as of" such date on the business day next following such day.

Section 25.
-----------

The Fund agrees to pay the Transfer Agent compensation for its services and to reimburse it for expenses, as set forth in Schedule A attached hereto, or as shall be set forth in amendments to such Schedule approved by the Fund and the Transfer Agent. All such payments and reimbursements shall be charged to and paid by the Fund on a monthly basis.

Section 26.
-----------

The Transfer Agent in acting in any other capacity set forth in this Agreement, shall not be personally liable for any taxes, assessments, or governmental charges which may be levied or assessed on any basis whatsoever in connection with the administration of the Plans, excepting only for taxes assessed against the Transfer Agent in its corporate capacity arising out of its compensation hereunder.

Section 27.
-----------

The Transfer Agent shall not be liable hereunder for any non-negligent action taken in good faith and reasonably believed to be within the powers conferred upon it by this Agreement. The Fund shall indemnify the Transfer Agent and hold it harmless from any and against any and all actions, suits and claims, whether groundless or otherwise, arising directly or indirectly out of or in connection with its performance under this Agreement including but not limited to its performance as Transfer Agent from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities incurred by the Transfer Agent in connection with any such action, suit, or claim, except such as shall result from its own negligent act, omission or willful misconduct or that of its officers, agents or employees. The Fund shall not be required to indemnify the Transfer Agent against any expenses or liabilities arising out of a default judgment, a confession of judgment or a settlement entered into without the prior written consent of the Fund. The Transfer Agent shall not be under any obligation to prosecute or to defend any action, suit or claim arising out of or in connection with its performance under this Agreement as Transfer Agent which, in the opinion of its counsel, may involve it in expense or liability. At its option the Fund may and upon request of the Transfer Agent the Fund shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. The Transfer Agent shall give the Fund notice, and reasonable opportunity to defend, any such action, suit, or claim, in the name of the Fund or the Transfer Agent or both. In the event the Fund assumes the defense, the Transfer Agent shall be responsible for its own legal fees and expenses from the date the Fund so assumes the defense, except for such fees and expenses incurred at the request of the Fund. The Fund and the Transfer Agent shall cooperate fully in the defense of any action, suit or claim.

The Transfer Agent at its expense will make corrections and adjustments as may be required, where the Transfer Agent, its officers, agents, employees or delegates are the cause of any error made in rendering the services described in this agreement.

Without limitation of the foregoing:

     a. The Transfer Agent may rely upon and shall not be liable to the Fund for the advice of the Fund, counsel (who may be counsel for the Fund or counsel for the Transfer Agent) and upon statements of accountants, brokers and other persons believed by it in good faith to be expert in the matters about which they are consulted and for any actions taken in good faith upon such statements.

     b. The Transfer Agent shall not be liable for any action reasonably taken in good faith reliance upon any Written Instructions or certified copy of any resolution of the Board of Directors of the Fund, provided, however, that upon receipt of a Written Instruction countermanding a prior Instruction which has been fully executed by the Transfer Agent, the Transfer Agent shall attempt to honor to the extent then possible, such later instructions and rely upon the genuineness of any such document or correspondence reasonably believed in good faith to have been validly executed.

     c. The Transfer Agent may rely and shall be protected in acting upon any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the Shareholder, Fund or other proper party or parties.

Section 28.
-----------

The Fund shall promptly cause to be turned over to the Transfer Agent (i) an accurate list of Shareholders of the Fund showing the proper registered address and number of Shares owned and whether such shares are represented by outstanding Share Certificates or by non-certificated share accounts, (ii) all records relating to Plans, including original applications signed by the Planholders and original plan accounts recording payments, contributions, deductions, reinvestments, withdrawals and liquidations, and (iii) all shareholder records, files., and other materials necessary or appropriate for proper performance of the functions assumed by the Transfer Agent under this Agreement (hereinafter called "Materials"). The Fund agrees to indemnify and hold the Transfer Agent, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demand and losses of third parties arising out of or in connection with any error, omission, inaccuracy or other deficiency of such Materials, or out of the failure of the Fund to provide any portion of such Materials or to provide any information needed by the Transfer Agent to perform knowledgeably its functions. The Fund agrees to pay reasonable compensation to the Transfer Agent to cover the Transfer Agent's expenses in correcting any such error, omission, inaccuracy or other deficiency of the Materials.

Section 29.
-----------

The Transfer Agent shall at all times act in good faith and shall use its best efforts to ensure the accuracy of all services performed under this Agreement and shall be liable for and shall indemnify and hold the Fund harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities incurred by the Fund, in connection with any such action, suit or claim arising directly or indirectly out of or in connection with errors caused by the Transfer Agent's negligence, bad faith or willful misconduct or that of its agents or employees The Transfer Agent shall not be required to indemnify the Fund against any expenses or liabilities arising out of a default judgment, a confession of judgment or a settlement entered into without the prior written consent of the Transfer Agent. The Fund shall not be under any obligation to prosecute or defend any action, suit or claim arising directly or indirectly out of or in connection with errors caused by the Transfer Agent's negligence, bad faith or willful misconduct or that of its employees or agents which, in the opinion of its counsel, may involve it in expense or liability. The Transfer Agent may at its option and, upon request of the Fund and Transfer Agent shall, assume the entire defense of any action, suit or claim subject to the foregoing indemnity. The Fund shall give the Transfer Agent notice of, and reasonable opportunity to defend, any such action, suit or claim in the name of the Fund or the Transfer Agent or both. In the event the Transfer Agent assumes the defense, the Fund shall be responsible for its own legal fees and expenses from the date the Fund so assumes the defense, except for such fees and expenses which are incurred at the request of the Transfer Agent. The Transfer Agent and the Fund agree to cooperate fully in the defense of any such action, suit or claim.

Section 30.
-----------

The Transfer Agent acknowledges and agrees that all books and records maintained for the Fund in any capacity under this agreement are the property of the Fund and may be inspected by the Fund at any reasonable time.

The Transfer Agent agrees to regard and preserve as confidential all records and other information relative to the Fund, and will not without written authority of the Fund disclose to others, during the term of this Agreement or thereafter, any such records or other information, except as may be reasonably necessary to enable the Transfer Agent to maintain any software by the Transfer Agent in the performance of its duties hereunder, provided the Transfer Agent has obtained an appropriate confidentiality agreement from the recipient thereof.

In the event of termination of this Agreement for any reason, the Transfer Agent agrees to provide the Fund with complete and accurate records and to assist the Fund in the orderly transfer of accounts and records. Without limiting the generality of the foregoing, the Transfer Agent agrees upon termination of this
Agreement:

     a. to deliver to the Fund computer disks containing the Fund's accounts and records in machine readable form together with such record layouts and additional information as may be necessary to enable the Fund to utilize the information therein;

     b. to cooperate with the Fund and any successor transfer agent in the interpretation of the Fund's accounts and records; and

     c. to reimburse the Fund its reasonable costs arising out of any error, omission, inaccuracy or other deficiency in the Fund's accounts and records which occurred during the term of this Agreement which arise from the negligence or other error of the Transfer Agent as long as claim for such reimbursement is made within 90.days of termination.

Section 31.
-----------

The practices and procedures of the Transfer Agent and the Fund set forth in the Agreement, or any other terms or conditions of this Agreement, may be altered or modified from time to time as may be mutually agreed by the parties to this Agreement. In special cases the parties hereto may adopt in writing such procedures as may be appropriate or practical under the circumstances, and the Transfer Agent may conclusively rely on the determination of the Fund that any special procedure which has been approved by the Fund does not conflict with or violate any requirements of its Articles of Incorporation, By-Laws or Prospectus, or any rule, regulation or requirement of any regulatory body.

Section 32.
-----------

The Fund shall file with the Transfer Agent a certified copy of each resolution of its Board of Directors authorizing the execution of Written Instructions or the transmittal of Oral Instructions, as provided in the Custodian Agreement.

The following additional terms, for purposes of this Agreement or any amendment or supplement thereto, shall have the meanings herein specified unless the context otherwise requires:

Plan: The term Plan shall  include such  investment  plan,  dividends or capital gains reinvestment plans, systematic withdrawal plans or other types of plans set forth in the then currently effective prospectus of the Fund, including any qualified retirement plan which is a Shareholder of the Fund, in form acceptable to the Transfer Agent, which the Fund may from time to time adopt and make available to its Shareholders, including plans or accounts by individuals or corporations. All Planholders are Shareholders, who use a specific plan or service not used by all Shareholders as a whole.

Administrator: The term Administrator of a Plan means the Transfer Agent solely in its capacity as agent for the performance of those retirement plan tasks which can be performed on a group or mass basis by the Transfer Agent's systems. It does not include certain corporate retirement plan tasks that are often performed on an individual basis, such as preparing Summary Plan Descriptions and/or preparing IRS Form 5500.

Section 33.
-----------

This Agreement may be amended from time to time by a supplemental agreement executed by the Fund and the Transfer Agent.

Section 34.
-----------

Either the Fund or the Transfer Agent may give 60 days, written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice; provided, however, the obligations set forth in Sections 27, 29, 30, 36, and 37 and, for the fiscal year of the Fund in which termination occurs, Sections 21 and 22, shall survive such termination, unless satisfied.

Section 35.
-----------

Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

If to the Fund:

      Armstrong Associates, Inc.
      Attn: Secretary
      750 North St. Paul
      Suite 1300, LB 13
      Dallas, Texas 75201

If to the Transfer Agent:

      Portfolios, Inc.
      750 North St. Paul
      Suite 1300, LB 13
      Dallas, Texas 75201

Section 36.
-----------

The Transfer Agent and the Fund each represent and warrant to the other as to itself that all actions required by their respective directors or shareholders has been taken to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; the execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not contravene any provision of their respective charter or by-laws or of any laws, regulations or orders or any government or agency thereof to which it is subject; do not constitute the violation or breach of any agreement or understanding to which it is a party or by which it is bound; and upon its execution and delivery, this Agreement shall be binding and enforceable against it in accordance with its terms.

Section 37.
-----------

The Transfer Agent may from time to time, with the written consent of the Fund, delegate some or all of its duties hereunder to others, who shall perform such functions as the agent of the Transfer Agent. To the extent of such delegation, the term "the Transfer Agent' in this Agreement shall be deemed to refer to both the Transfer Agent and to its designee or to either of them, as the context may indicate. In each provision of this Agreement fixing or limiting the liabilities or the delegations of the Transfer Agent, or Providing for the liability indemnification or protection of the Transfer Agent, the term "the Transfer Agent" shall include the Transfer Agent's designee. The Transfer Agent shall not be relieved of any liabilities or obligation under the Agreement in connection with such delegation of duties, shall be responsible to supervise and assure that any such designee properly performs the duties delegated to it, and shall be responsible for the performance of the designee as though the Transfer Agent had, itself, performed the duties so delegated.

Section 38.
-----------

This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

Section 39.
-----------

This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Transfer Agent or by the Transfer Agent without the written consent of the Fund, authorized or approved by a resolution of its Board of Directors.

Section 40.
-----------

This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties.

Section 41.
-----------

Whenever pronouns are used herein, they shall be interpreted in the neuter, masculine, feminine, singular or plural as the context may require.

Section 42.
-----------

Except where specific time limits are herein provided, no delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any 8ther power or right. No waiver shall be enforceable against any party hereto unless in writing, signed by the party against whom such waiver is claimed, and shall be limited solely to the one event.

Section 43.
-----------

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas, without giving effect to the principles of conflicts of law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers.


                                        ARMSTRONG ASSOCIATES, INC,

                                        By /s/ Candace L. King
                                           ---------------------------

                                        PORTFOLIOS, INC.


                                        By /s/ C.K. Lawson
                                           ---------------------------

                            Schedule A - FEE SCHEDULE

                Attached to and part of Transfer Agent Agreement
                  Dated May 17, 1995, Effective January 1, 1995

                   Transfer Agent, Dividend Disbursing Agent,
                          Shareholder Accounting Agent

Fees and Expenses
-----------------

     A. Basic Fee: $1,000 per month for the first 12 months, $700 per month thereafter. Fees can be amended by mutual consent of the Fund, as evidenced by resolution of its Board, and the Transfer Agent.

     B. Expenses: The basic fee excludes all out of pocket costs, including, without limitations: costs of forms, statements, envelopes, postage, shipping, telephone, insurance, legal fees, statement microfiche copies. These costs are billed separately.

Basic Services:
---------------

Opening new accounts.
Processing all payments.
Issuing and canceling certificates.
Processing partial and complete redemptions.
Regular and legal transfers of accounts.
Mailing shareholder reports.
Processing dividends and distributions, including withholding obligations. Confirmation of all transactions as provided by the terms of each shareholder's account.
Retirement account reporting.

Account Maintenance:
--------------------

Maintaining shareholder records of certificates and whole and fractional unissued shares.
Changing shareholders' addresses.
Daily reports on numbers of shares, accounts.
Addressing and tabulating annual proxy cards.
Supplying shareholder lists as necessary.
Preparation of shareholder Federal Tax Information Forms.
Replying to shareholder telephone calls and correspondence other than that for Fund performance, Fund information, or Fund-related inquiries.